EXHIBIT 5


                            ARNALL GOLDEN GREGORY LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3450


                                                                 (404) 873-8500

                                                                 (404) 873-8501


                                January 22, 2002


The Profit Recovery Group International, Inc.
2300 Windy Ridge Parkway
Suite 100 North
Atlanta, Georgia  30339-8426

Re:  Registration   Statement   on  Form  S-8;   The   Profit   Recovery   Group
     International, Inc. HSA Acquisition Stock Option Plan


Ladies and Gentlemen:

     This opinion is rendered in connection with the proposed issue and sale by The Profit Recovery Group International, Inc., a Georgia corporation ("PRG"), of up to 1,083,846 shares of PRG's common stock, no par value (the "Shares"), pursuant to the PRG HSA Acquisition Stock Option Plan (the "Plan") upon the terms and conditions set forth in the Plan and in the Registration Statement on Form S-8 (the "Registration Statement") filed by PRG with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). We have acted as counsel for PRG in connection with the issuance and sale of the Shares by PRG.

     In rendering the opinion contained herein, we have relied in part upon examination of PRG's corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized, and when sold in the manner contemplated by the Plan, assuming that the purchase price of, or value of other consideration received in respect of, each of the Shares will equal or exceed the stated value thereof, upon receipt by PRG of payment in full therefor as provided therein, and upon issuance pursuant to a current prospectus in conformity with the Act, they will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                                Sincerely,



                                                ARNALL GOLDEN GREGORY LLP

                                                /s/ ARNALL GOLDEN GREGORY LLP


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